<DOCUMENT>
<TYPE>EX-1
<SEQUENCE>2
<FILENAME>articlesofamendment
<DESCRIPTION>ARTICLESOFAMENDMENT
<TEXT>

ARTICLES OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

OF

SAVE ON ENERGY, INC.
(Pursuant to Georgia Business Corporation Code Section 14-2-1006)

SAVE ON ENERGY, INC. (hereinafter called the "Corporation"), a corporation organized under and by virtue of the Georgia Business Corporation Code, does hereby certify:

1. The name of the Corporation is Save On Energy, Inc.

2. The text of each amendment as adopted is as follows:

The name of the Corporation is hereby changed to "Hybrid Fuel Systems, Inc."

3. The foregoing amendment was adopted by the Board of Directors and shareholder action was not required for approval.

4. Publication of the "Notice of Change of Corporation Name" will be published pursuant to O.C.G.A. 14-2-1006.1(b).

The name change and this Amendment were both adopted the 18th of February, 2004.

s/s MARK C. CLANCY
Mark C. Clancy
Chief Executive Officer
Secretary
Director

</TEXT>
</DOCUMENT>